Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), I, the undersigned Chief Financial Officer of America West Resources, Inc. (the “Company”), hereby certify that to the best of my knowledge, the Quarterly Report on Form 10-Q of the Company for the nine months ended September 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and result s of operations of the Company for the periods presented in the report. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 22, 2010	By:	/s/ Brian E. Rodriguez
Brian E. Rodriguez
Chief Financial Officer and Principal Accounting Officer